UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 27, 2009

PARADIGM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-30271	83-0211506
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9715 Key West Avenue, 3rd Floor, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(301) 468-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Preferred Stock Purchase Agreement

On February 27, 2009 (the “Closing Date”), Paradigm Holdings, Inc. (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Hale Capital Partners, LP (“Hale Capital”) and EREF PARA, LLC (“EREF” and together with Hale Capital, the “Purchasers”) and consummated the issuance and sale to the Purchasers, for an aggregate purchase price of $6,206,000, pursuant to such agreement of an aggregate of (i) 6,206 shares of Series A-1 Senior Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), (ii) Class A Warrants to purchase an aggregate of 79,602,604 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with an exercise price of $0.0780 per share (the “Class A Warrants”) and (iii) Class B Warrants to purchase an aggregate of 69,062,248 shares of Common Stock, with an exercise price of $0.0858 per share (the “Class B Warrants” and together with the Series A-1 Preferred Stock and the Class A Warrants, the “Securities”).

For so long as (i) an aggregate of not less than 15% of the shares of Series A-1 Preferred Stock purchased on the Closing Date are outstanding, (ii) Class A Warrants and Class B Warrants (together, the “Warrants”) to purchase an aggregate of not less than 20% of the shares issuable pursuant to the Warrants on the Closing Date are outstanding or (iii) the Purchasers, in the aggregate, own not less than 15% of the Common Stock issuable upon exercise of all Warrants on the Closing Date (we refer to (i), (ii) and (iii) as the “Ownership Threshold”), the Preferred Stock Purchase Agreement limits the Company’s ability to offer or sell certain evidences of indebtedness or equity or equity equivalent securities (other than certain excluded securities and permitted issuances) without the prior consent of Hale Capital.  Other than with respect to the issuance of certain excluded securities by the Company, the Preferred Stock Purchase Agreement further grants the Purchasers a right of first refusal to purchase certain evidences of indebtedness, equity and equity equivalent securities sold by the Company.  The Company is further required to use a portion of the proceeds it receives from a subsequent placement of its securities to repurchase shares of Series A-1 Preferred Stock, Warrants and/or shares of Common Stock from the Purchasers.

The Preferred Stock Purchase Agreement also contains certain affirmative and negative covenants.  The negative covenants require the prior approval of Hale Capital, for so long as the Ownership Threshold is met, in order for the Company to take certain actions, including, among others, (i) amending the Company’s Articles of Incorporation or other charter documents, (ii) liquidating, dissolving or winding-up the Company, (iii) merging with, consolidating with or acquiring or being acquired by, or selling all or substantially all of its assets to, any person, (iv) selling, licensing or transferring any capital stock or assets with a value, individually or in the aggregate, of $100,000 or more, (v) undergoing certain fundamental transactions, (vi) certain issuances of capital stock, (vii) certain redemptions or dividend payments, (viii) the creation, incurrence or assumption of certain types of indebtedness or liens, (ix) increasing or decreasing the size of the Company’s Board of Directors and (x) appointing, hiring, suspending or terminating the employment or materially modifying the compensation of any executive officer.

The Preferred Stock Purchase Agreement further provides that the Company shall seek shareholder approval of, among other things, (i) the reincorporation of the Company in either Nevada or Delaware, (ii) a reverse split of the Common Stock, (iii) an increase in the number of shares of Common Stock authorized for issuance under the Company’s Articles of Incorporation and (iv) the approval of certain rights granted to the Purchasers in the Certificate of Designations (as defined below).  We refer to the date of such shareholder approval as the “Amendment Date”.

If at anytime a Purchaser realizes cash proceeds with respect to the Securities or Common Stock received upon exercise of the Warrants equal to or greater than the aggregate amount paid by the Purchaser for the Securities plus 200% of such amount then the Company has the option to repurchase all outstanding shares of Series A-1 Preferred Stock held by that Purchaser for no additional consideration.

The Preferred Stock Purchase Agreement also grants the Purchasers demand and piggy back registration rights.

The foregoing description of the terms of the Preferred Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the Preferred Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Warrants

As discussed above, on February 27, 2009, the Company issued to the Purchasers Class A Warrants to purchase an aggregate of 79,602,604 shares of Common Stock at an exercise price of $0.0780 per share and Class B Warrants to purchase an aggregate of 69,062,248 shares of Common Stock at an exercise price of $0.0858 per share. Except for the exercise price and number of shares of Common Stock subject to the Warrants, the terms of the Class A Warrants and the Class B Warrants are substantially similar.  Until the Company’s Articles of Incorporation are amended to increase the number of shares of Common Stock authorized for issuance, the number of shares of Common Stock for which the Warrants are exercisable is limited to the Available Underlying Shares (as defined in the Purchase Agreement).

The Warrants expire seven (7) years from the date of issuance, which period, with respect to the Class A Warrants, is subject to extension for an additional seven (7) years if the Company has not met certain milestones.  The Warrants may be exercised for  cash or on a cashless exercise basis.  The Warrants are subject to full ratchet anti-dilution provisions and other customary anti-dilution provisions as described therein.  The Warrants further provide that in the event of certain fundamental transactions or the occurrence of an event of default under the Certificate of Designations that the holder of the Warrants may cause the Company to repurchase such Warrants for the purchase price specified therein (the “Repurchase Price”).

The foregoing description of the terms of the Class A Warrant and the Class B Warrant is not complete and is qualified in its entirety by reference to the Class A Warrant and the Class B Warrant, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Certificate of Designations

As previously reported by the Company pursuant to its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2009 (the “February 25th Form 8-K”), on February 19, 2009, the Company’s Articles of Incorporation were amended to designate 6,206 shares of the Company’s preferred stock, par value $0.01 per share, as Series A-1 Senior Preferred Stock pursuant to the Certificate of Designations of Series A-1 Senior Preferred Stock (the “Certificate of Designations”).  Each share of Series A-1 Preferred Stock has an initial stated value of $1,000 per share (the “Stated Value”).

The holders of the Series A-1 Preferred Stock are entitled to receive cumulative dividends at the rate of 12.5% per annum, accruing on a daily basis and compounding monthly, with 40% of such dividends payable in cash and 60% of such dividends payable by adding such amount to the Stated Value per share of the Series A-1 Preferred Stock.

Upon the occurrence of a liquidation event (including certain fundamental transactions), the holders of the Series A-1 Preferred Stock are entitled to receive prior and in preference to the payment of any amounts to the holders of any other equity securities of the Company (the “Junior Securities”) (i) 125% of the Stated Value of the outstanding shares of Series A-1 Preferred Stock, (ii) all accrued but unpaid cash dividends with respect to such shares of Series A-1 Preferred Stock and the (iii) Repurchase Price with respect to all Warrants held by such holders.

The Certificate of Designations further provides that any shares of Series A-1 Preferred Stock outstanding as of February 9, 2012 are to be redeemed by the Company for their Stated Value plus all accrued but unpaid cash dividends on such shares (the “Redemption Price”).  In addition, on the last day of each calendar month beginning February 2009 through and including February 2010, the Company is required to redeem the number of shares of Series A-1 Preferred Stock obtained by dividing 100% of all Excess Cash Flow (as defined in the Certificate of Designations) with respect to such month by the Redemption Price applicable to the shares to be redeemed.  Further, on the last day of each month beginning March 2010 through and including January 2012, the Company shall redeem the number of shares of Series A-1 Preferred Stock obtained by dividing the sum of $50,000 plus 50% of the Excess Cash Flow with respect to such month by the Redemption Price applicable to the shares to be redeemed.  At anytime prior to February 9, 2012, the Company may redeem shares of Series A-1 Preferred Stock for 125% of the Stated Value of such shares plus all accrued but unpaid cash dividends for such shares.

The Certificate of Designations further provides that the Board of Directors shall consist of no more than seven directors and after the Amendment Date, the Board of Directors shall consist of five directors (except upon the occurrence of an event of default as described below).  For so long as the Ownership Threshold is met, a majority of the then outstanding shares of Series A-1 Preferred Stock (the “Majority Holders”) will have the right (subject to the Side Letter (as described below)) to elect two (2) directors to the Board of Directors and, until the Amendment Date, two (2) observers to the Board of Directors, provided that after the Amendment Date, such shareholders may only elect one (1) observer to the Board of Directors.  Subject to certain limitations, the Majority Holders may elect to convert the board observers into directors.  If the Ownership Threshold is not met, then the Majority Holders would have the right (subject to the Side Letter) to elect one director to the Board of Directors and one observer to the Board of Directors.

The covenants described above with respect to the Preferred Stock Purchase Agreement are duplicated in the Certificate of Designations.  The Certificate of Designations further provides that upon the occurrence of certain defined events of default each holder of Series A-1 Preferred Stock may elect to require the Company to repurchase any outstanding shares of Series A-1 Preferred Stock held by such holder for 125% of the Stated Value of such shares plus all accrued but unpaid cash dividends for such shares payable, at the holder’s election, in cash or Common Stock.  In addition, upon the occurrence of such event of default, the number of directors constituting the Company’s Board of Directors will automatically increase by a number equal to the number of directors then constituting the Board of Directors plus one and the holders of the Series A-1 Preferred Stock are entitled to elect such additional directors.

Each share of Series A-1 Preferred Stock entitles the holder to such number of votes as shall equal the number of shares of Common Stock issuable upon exercise of the Class A Warrants held by such holder as of the applicable record date.

The foregoing description of the terms of the Certificate of Designations is not complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached as Exhibit 3.1 to the February 25th Form 8-K.

Side Letter

On February 27, 2009, the Purchasers entered into a Side Letter, which was accepted and agreed to by the Company (the “Side Letter”), that grants Hale Capital the authority to designate the directors and Board observers to be elected by the Majority Holders of the Series A-1 Preferred Stock pursuant to the Certificate of Designations.  The Side Letter further provides certain Board observer rights to Hale Capital.

The foregoing description of the terms of the Side Letter is not complete and is qualified in its entirety by reference to the Side Letter, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Preferred Stock Exchange Agreement

On February 27, 2009, pursuant to a Preferred Stock Exchange Agreement dated as of the same date (the “Exchange Agreement”) among the Company and Peter LaMontagne, Richard Sawchak, John A. Moore and Annedenise Moore and FTC Emerging Markets (the “Former Series A Holders”), each of the Former Series A Holders exchanged all shares of Series A Preferred Stock held by such holders for an aggregate of 21,794,874 shares of Common Stock.  The Exchange Agreement provides that the Company is to offer each Former Series A Holder an opportunity to purchase its pro rata share of certain securities that may be sold by the Company in the future.  In addition, the Exchange Agreement provides for the issuance of additional shares of Common Stock to the Former Series A Holders under certain circumstances.  The Exchange Agreement also provides the Former Series A Holders with piggy back registration rights with respect to the shares of Common Stock issued pursuant to the Preferred Stock Exchange Agreement.  Peter LaMontagne is the President and Chief Executive Officer of the Company and a member of the Company’s Board of Directors, Richard Sawchak is the Company’s Senior Vice President and Chief Financial Officer, and John Moore is a member of the Company’s Board of Directors.

The foregoing description of the terms of the Exchange Agreement is not complete and is qualified in its entirety by reference to the Exchange Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Preferred Stock Redemption Agreement

On February 27, 2009, pursuant to a Preferred Stock Redemption Agreement dated as of the same date (the “Redemption Agreement”) among the Company, USA Asset Acquisition Corp. and Semper Finance, Inc. (the “Additional Former Series A Holders”), the Company redeemed all shares of Series A Preferred Stock held by such Additional Former Series A Holders for an aggregate of approximately $111,000.  Francis X. Ryan, a member of the Company’s Board of Directors, is the President of each of the Additional Former Series A Holders.

The foregoing description of the terms of the Redemption Agreement is not complete and is qualified in its entirety by reference to the Redemption Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

On February 27, 2009, the Company sold the Securities to the Purchasers for an aggregate purchase price of $6,206,000.  Exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) was based on Regulation D promulgated under Section 4(2) of the Securities Act.   The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 3.02.

Item 3.03.    Material Modification to Rights of Security Holders.

On February 27, 2009, the Company’s Articles of Incorporation were amended to include the Certificate of Designations.  Pursuant to the Certificate of Designations, the Series A-1 Preferred Stock is entitled to receive payments upon liquidation prior and in preference to the holders of Junior Securities.  In addition, up to a majority of the Company’s Board of Directors may be elected by the holders of Series A-1 Preferred Stock as opposed to the holders of Common Stock.  The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 3.03.

Item 5.01.    Changes in Control of Registrant.

In connection with the purchase of the Securities described above, the Purchasers obtained the right to appoint up to a majority of the members of the Company’s Board of Directors.  Immediately following the transactions discussed above under Item 1.01, the Purchasers beneficially own an aggregate of 5.8% of the voting securities of the Company (based on a determination of beneficial ownership pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and which amount is subject to increase following the Amendment Date).   In the event the Purchasers exercise their right to appoint a majority of the Board of Directors, the holders of the Common Stock shall no longer have the ability to elect a majority of the Company’s Board of Directors.  The Purchasers acquired the funds for the purchase of the Securities from their available cash resources.  The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 5.01.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws;Change in Fiscal Year.

Effective as of February 27, 2009, the Company amended the first sentence of Article III, Section 2 of the Company’s Bylaws. Prior to the amendment, the first sentence of Article III, Section 2 of the Company’s Bylaws read as follows:  “The number of Directors of the Corporation shall be four (4).”

Pursuant to the aforementioned amendment, the first sentence of Article III, Section 2 of the Company’s Bylaws now reads as follows:  “The number of Directors of the Corporation shall be five (5).”

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit 4.1	Form of Class A Warrant

Exhibit 4.2	Form of Class B Warrant

Exhibit 10.1	Preferred Stock Purchase Agreement dated February 27, 2009 among Paradigm Holdings, Inc., Hale Capital Partners, LP and the other purchasers identified on the signature pages thereto

Exhibit 10.2	Side Letter dated February 27, 2009 between Hale Capital Partners, LPand EREF PARA, LLC and accepted and agreed to by Paradigm Holdings, Inc.

Exhibit 10.3	Preferred Stock Exchange Agreement dated February 27, 2009 among Paradigm Holdings, Inc. and the persons listed on Schedule I thereto

Exhibit 10.4	Preferred Stock Redemption Agreement dated February 27, 2009 among Paradigm Holdings, Inc., Semper Finance, Inc. and USA Asset Acquisition Corp.

Exhibit 99.1	Press release dated March 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM HOLDINGS, INC.

By:	/s/Peter B. LaMontagne
Peter B. LaMontagne
President and Chief Executive Officer

Date: March 3, 2009

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Form of Class A Warrant

Exhibit 4.2	Form of Class B Warrant

Exhibit 10.1	Preferred Stock Purchase Agreement dated February 27, 2009 amongParadigm Holdings, Inc., Hale Capital Partners, LP and the otherpurchasers identified on the signature pages thereto

Exhibit 10.2	Side Letter dated February 27, 2009 between Hale Capital Partners, LPand EREF PARA, LLC and accepted and agreed to by ParadigmHoldings, Inc.

Exhibit 10.3	Preferred Stock Exchange Agreement dated February 27, 2009 amongParadigm Holdings, Inc. and the persons listed on Schedule I thereto

Exhibit 10.4	Preferred Stock Redemption Agreement dated February 27, 2009 amongParadigm Holdings, Inc., Semper Finance, Inc. and USA AssetAcquisition Corp.

Exhibit 99.1	Press release dated March 3, 2009